Exhibit 99.1

Great Elm Capital Corp. Announces

SECOND Quarter 2024 Financial Results

Company to Host Conference Call and Webcast at 5:00 PM ET Today

PALM BEACH GARDENS, Florida, August 1, 2024 – Great Elm Capital Corp. (“we,” “our,” the “Company” or “GECC”) (NASDAQ: GECC), a business development company, today announced its financial results for the second quarter ended June 30, 2024.

Second Quarter and Other Recent Highlights:

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In June 2024, the Company raised $12 million of equity at Net Asset Value from Prosper Peak Holdings, LLC (“PPH”), supported by a $3 million investment by Great Elm Group, Inc. (“GEG”) in PPH.
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In April 2024, the Company issued $34.5 million of 8.50% notes due 2029 (the “GECCI Notes”) to further bolster liquidity and provide balance sheet flexibility.
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In July, the Company issued $22 million of additional GECCI Notes in a registered direct offering to an institutional investor.
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Net investment income (“NII”) for the quarter ended June 30, 2024 was $3.1 million, or $0.32 per share, as compared to $3.2 million, or $0.37 per share, for the quarter ended March 31, 2024.
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Net assets were $126.0 million, or $12.06 per share, on June 30, 2024, as compared to $118.8 million, or $12.57 per share, on March 31, 2024.
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NAV adversely impacted by approximately $0.39 per share in the quarter from additional write-downs on investments in illiquid assets that were also written down in the prior quarter.
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GECC’s asset coverage ratio was 171.0% as of June 30, 2024, as compared to 180.2% as of March 31, 2024 and 161.5% as of June 30, 2023.
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The Board of Directors approved a quarterly dividend of $0.35 per share for the third quarter of 2024, equating to a 13.0% annualized yield on the Company’s closing market price on July 31, 2024 of $10.73.

Management Commentary

“We are pleased to have raised an additional $34 million of fresh capital in June and July, bringing our total 2024 capital raising activities to over $90 million year-to-date. These capital raises further strengthen our balance sheet and position us well to expand our investment portfolio,” said Matt Kaplan, GECC’s Chief Executive Officer. “While there was some residual negative effect on NAV in the quarter, as the same illiquid portfolio company investments placed on non-accrual from the previous quarter experienced further write-downs, we believe the bulk of the impact has now been realized. Our investments in CLOs are also beginning to bear fruit, with our first distribution received in July, enabling us to capitalize on strong yields and boost NII in the second half of the year. We remain well-positioned to grow our platform and cover our dividend.”

Financial Highlights – Per Share Data

	Q2/2023	Q3/2023	Q4/2023	Q1/2024	Q2/2024
Earnings Per Share (“EPS”)	$0.68	$1.02	$0.55	($0.05)	($0.14)
Net Investment Income (“NII”) Per Share	$0.44	$0.40	$0.43	$0.37	$0.32
Pre-Incentive Net Investment Income Per Share	$0.56	$0.50	$0.54	$0.46	$0.40
Net Realized and Unrealized Gains / (Losses) Per Share	$0.24	$0.62	$0.12	($0.42)	($0.46)
Net Asset Value Per Share at Period End	$12.21	$12.88	$12.99	$12.57	$12.06
Distributions Paid / Declared Per Share	$0.35	$0.35	$0.45	$0.35	$0.35

Portfolio and Investment Activity

As of June 30, 2024, GECC held total investments of $297.7 million at fair value, as follows:

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49 debt investments in corporate credit, totaling approximately $190.0 million and representing 63.8% of the fair market value of the Company’s total investments. Secured debt investments comprised a substantial majority of the fair market value of the Company’s debt investments.
•
An investment in Great Elm Specialty Finance comprised of 1 debt investment totaling approximately $29.7 million and 1 equity investment totaling approximately $15.0 million, representing 10.0% and 5.0%, respectively, of the fair market value of the Company’s total investments.
•
4 dividend paying equity investments, including our CLO JV investment, totaling approximately $43.7 million, representing 14.7% of the fair market value of the Company’s total investments.
•
Other equity investments, totaling approximately $19.2 million, representing 6.4% of the fair market value of the Company’s total investments.

As of June 30, 2024, the weighted average current yield on the Company’s debt portfolio was 13.1%. Floating rate instruments comprised approximately 69% of the fair market value of debt investments (comparable to last quarter) and the Company’s fixed rate debt investments had a weighted average maturity of 2.1 years.

During the quarter ended June 30, 2024, we deployed approximately $108.9 million into 25 investments(1) at a weighted average current yield of 11.6%.

During the quarter ended June 30, 2024, we monetized, in part or in full, 35 investments for approximately $72.4 million(2), at a weighted average current yield of 11.3%. Monetizations include $10.9 million of mandatory debt paydowns and redemptions at a weighted average current yield of 9.2%.

Financial Review

Total investment income for the quarter ended June 30, 2024 was $9.5 million, or $1.00 per share. Net expenses for the quarter ended June 30, 2024 were approximately $6.5 million, or $0.68 per share.

Net realized and unrealized losses for the quarter ended June 30, 2024 were approximately $4.4 million, or $0.46 per share.

Liquidity and Capital Resources

As of June 30, 2024, cash and money market securities totaled approximately $3.0 million.

As of June 30, 2024, total debt outstanding (par value) was $177.6 million, comprised of 6.75% senior notes due January 2025 (NASDAQ: GECCM), 5.875% senior notes due June 2026 (NASDAQ: GECCO), 8.75% senior notes due September 2028 (NASDAQ: GECCZ) and 8.50% notes due April 2029 (NASDAQ: GECCI).

Distributions

The Company’s Board of Directors has approved a quarterly cash distribution of $0.35 per share for the quarter ending September 30, 2024. The third quarter distribution will be payable on September 30, 2024 to stockholders of record as of September 16, 2024.

The distribution equates to a 13.0% annualized dividend yield on the Company’s closing market price on July 31, 2024 of $10.73 and an 11.6% annualized dividend yield on the Company’s June 30, 2024 NAV of $12.06 per share.

Conference Call and Webcast

GECC will discuss these results in a conference call today at 5:00 p.m. ET.

Conference Call Details

Date/Time: Thursday, August 1, 2024 – 5:00 p.m. ET

Participant Dial-In Numbers:

(United States): 877-407-0789

(International): 201-689-8562

To access the call, please dial-in approximately five minutes before the start time and, when asked, provide the operator with passcode “GECC”. An accompanying slide presentation will be available in pdf format via the “Events and Presentations” section of Great Elm Capital Corp.’s website here after the issuance of the earnings release.

Webcast

The call and presentation will also be simultaneously webcast over the internet via the “Events and Presentations” section of GECC’s website or by clicking on the webcast link here.

About Great Elm Capital Corp.

GECC is an externally managed business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses. http://www.greatelmcc.com

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,”

“upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, rising interest rates, inflationary pressure, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Endnotes:

(1) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and capitalized PIK income. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

(2) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

Media & Investor Contact:

Investor Relations

investorrelations@greatelmcap.com

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (unaudited)

Dollar amounts in thousands (except per share amounts)

	June 30, 2024	December 31, 2023
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $228,477 and $179,626, respectively)	$224,798	$183,335
Non-affiliated, non-controlled short-term investments, at fair value (amortized cost of $20,432 and $10,807, respectively)	20,430	10,807
Affiliated investments, at fair value (amortized cost of $12,378 and $13,423, respectively)	-	1,067
Controlled investments, at fair value (amortized cost of $75,452 and $46,300, respectively)	72,853	46,210
Total investments	318,081	241,419

Cash and cash equivalents	2,575	953
Receivable for investments sold	390	840
Interest receivable	3,594	2,105
Dividends receivable	1,309	1,001
Due from portfolio company	1	37
Deferred financing costs	286	335
Prepaid expenses and other assets	283	135
Total assets	$326,519	$246,825

Liabilities
Notes payable (including unamortized discount of $3,808 and $2,896, respectively)	$173,765	$140,214
Payable for investments purchased	22,755	3,327
Interest payable	66	32
Accrued incentive fees payable	1,576	1,431
Distributions payable	-	760
Due to affiliates	1,362	1,195
Accrued expenses and other liabilities	986	1,127
Total liabilities	$200,510	$148,086

Commitments and contingencies	$-	$-

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 10,449,888 shares issued and outstanding and 7,601,958 shares issued and outstanding, respectively)	$104	$76
Additional paid-in capital	319,438	283,795
Accumulated losses	(193,533)	(185,132)
Total net assets	$126,009	$98,739
Total liabilities and net assets	$326,519	$246,825
Net asset value per share	$12.06	$12.99

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

Dollar amounts in thousands (except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments	$5,968	$5,836	$11,955	$11,312
Non-affiliated, non-controlled investments (PIK)	811	590	1,441	1,039
Affiliated investments	31	32	64	62
Controlled investments	953	623	1,884	1,065
Controlled investments (PIK)	-	-	-	233
Total interest income	7,763	7,081	15,344	13,711
Dividend income from:
Non-affiliated, non-controlled investments	1,045	327	1,431	645
Controlled investments	525	700	910	1,316
Total dividend income	1,570	1,027	2,341	1,961
Other commitment fees from non-affiliated, non-controlled investments	175	802	700	1,604
Other income from:
Non-affiliated, non-controlled investments	40	67	72	111
Total other income	40	67	72	111
Total investment income	$9,548	$8,977	$18,457	$17,387

Expenses:
Management fees	$1,068	$884	$2,008	$1,753
Incentive fees	764	842	1,562	1,552
Administration fees	396	341	781	636
Custody fees	36	21	72	43
Directors’ fees	54	53	108	105
Professional services	413	434	801	970
Interest expense	3,473	2,769	6,280	5,590
Other expenses	286	265	589	503
Total expenses	$6,490	$5,609	$12,201	$11,152
Net investment income before taxes	$3,058	$3,368	$6,256	$6,235
Excise tax	$-	$-	$5	$28
Net investment income	$3,058	$3,368	$6,251	$6,207

Net realized and unrealized gains (losses):
Net realized gain (loss) on investment transactions from:
Non-affiliated, non-controlled investments	$155	$542	$2,511	$2,387
Affiliated investments	(625)	-	(625)	-
Total net realized gain (loss)	(470)	542	1,886	2,387
Net change in unrealized appreciation (depreciation) on investment transactions from:
Non-affiliated, non-controlled investments	(3,856)	3,054	(7,389)	5,835
Affiliated investments	827	(11)	(23)	152
Controlled investments	(885)	(1,751)	(2,509)	(1,219)
Total net change in unrealized appreciation (depreciation)	(3,914)	1,292	(9,921)	4,768
Net realized and unrealized gains (losses)	$(4,384)	$1,834	$(8,035)	$7,155
Net increase (decrease) in net assets resulting from operations	$(1,326)	$5,202	$(1,784)	$13,362

Net investment income per share (basic and diluted):	$0.32	$0.44	$0.69	$0.82
Earnings per share (basic and diluted):	$(0.14)	$0.68	$(0.20)	$1.76
Weighted average shares outstanding (basic and diluted):	9,551,037	7,601,958	9,105,190	7,601,958